UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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Tivic Health Systems, Inc.
(Name of Registrant as Specified in Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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25821 Industrial Blvd., Suite 100
Hayward, CA 94545
(888) 276-6888

Tivic Health Systems, Inc.
NOTICE OF THE 2022 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 14, 2022
Dear Stockholder:
Notice is hereby given that the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Tivic Health Systems, Inc., a Delaware corporation (the “Company”), will be held on Tuesday, June 14, 2022, at 10:00 a.m., Pacific Daylight Time. We have adopted a virtual format for our Annual Meeting to provide a healthy, consistent, and convenient experience to all stockholders regardless of location. You may attend the Annual Meeting virtually via the Internet at www.virtualshareholdermeeting.com/TIVC2022, where you will be able to vote electronically and submit questions. You may also attend the Annual Meeting and submit your vote by proxy and may submit questions ahead of the Annual Meeting through the designated website. For further information, please see the Questions and Answers about the Annual Meeting beginning on the first page of the accompanying Proxy Statement. The purposes of the Annual Meeting are as follows:
1.	To elect one Class I director to hold office until our 2025 annual meeting of stockholders, or until her successor is duly elected and qualified, subject to prior death, resignation or removal;
2.	The ratification of the selection of Rosenberg Rich Baker Berman, P.A. as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and
3.	To consider and act upon any other matters which may properly come before the Annual Meeting or any adjournment or postponement thereof.
Our board of directors (“Board”) has carefully reviewed and considered the foregoing proposals, and has concluded that each proposal is in the best interests of the Company and its stockholders. Therefore, our Board has approved each proposal and recommends that you vote “FOR” the Class I director nominee and “For” Proposal 2. These proposals are more fully described in the Proxy Statement accompanying this Notice. Action may be taken on any one of the foregoing proposals at the Annual Meeting on the date specified above or on any date or dates to which the meeting may be postponed or adjourned. We do not expect to transact any other business at the Annual Meeting.
Our Board has fixed the close of business on April 18, 2022, as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting. Accordingly, only stockholders of record at the close of business on that date will be entitled to vote at the Annual Meeting. A list of the stockholders of record as of the close of business on April 18, 2022, will be available for inspection by any of our stockholders for any purpose germane to the Annual Meeting during normal business hours at our principal executive offices, located at 25821 Industrial Blvd., Suite 100, Hayward, California 94545, beginning ten days before the Annual Meeting through the date of the Annual Meeting, and will also be made available at the Annual Meeting.

We have elected to provide access to our proxy materials primarily electronically via the Internet, pursuant to the “Notice and Access” method regulations promulgated by the Securities and Exchange Commission. We believe this method expedites our stockholders’ safe receipt of proxy materials while the COVID-19 pandemic remains a concern, conserves natural resources and significantly reduces the costs of the Annual Meeting. On or about May 2, 2022, we are mailing a one-page Notice of Internet Availability of Proxy Materials (the “Notice”) to each of our stockholders entitled to notice of and to vote at the Annual Meeting, which Notice contains instructions for accessing the attached Proxy Statement and our Annual Report on Form 10-K for our fiscal year ended December 31, 2021 (the “Annual Report”) via the Internet, as well as voting instructions. The Notice also includes instructions on how you can receive a paper copy of your proxy materials. The Proxy Statement and the Annual Report are both available on the Internet at: https://tivichealth.com/investor/#SEC.
We cordially invite you to virtually attend the Annual Meeting. Your vote is important no matter how large or small your holdings in the Company may be. If you do not expect to be present at the Annual Meeting virtually, you are urged to promptly complete, date, sign, and return the proxy card you receive or to submit your vote using another method included in the Notice you received in the mail. If you hold your shares beneficially in street name through a nominee, you should follow the instructions you receive from your nominee to vote these shares. Please review the instructions on each of your voting options described in the enclosed Proxy Statement as well as in the Notice you received in the mail. This will not limit your right to virtually attend or vote at the Annual Meeting, but will help to secure a quorum and avoid added solicitation costs. You may revoke your proxy at any time before it has been voted at the Annual Meeting.
Even if you plan to attend the virtual Annual Meeting, we request that you submit a proxy by following the instructions provided in the Notice you received in the mail as soon as possible in order to ensure that your shares will be represented at the Annual Meeting if you are unable to attend.
By order of the Board of Directors,

/s/ Sheryle Bolton
Sheryle Bolton
Chairperson of the Board
Hayward, California
May 2, 2022
IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE ASK YOU TO VOTE BY TELEPHONE, MAIL, FAX OR ON THE INTERNET USING THE INSTRUCTIONS PROVIDED IN THE NOTICE.

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25821 Industrial Blvd., Suite 100
Hayward, CA 94545
(888) 276-6888
PROXY STATEMENT
FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 14, 2022
GENERAL INFORMATION
This proxy statement (the “Proxy Statement”) is furnished in connection with the solicitation of proxies by the board of directors (the “Board”) of Tivic Health Systems, Inc., a Delaware corporation (the “Company,” “Tivic,” “we” or “us”), for use at the 2022 Annual Meeting of Stockholders of the Company (the “Annual Meeting”), to be held on Tuesday, June 14, 2022, at 10:00 a.m., Pacific Daylight Time. We have adopted a virtual format for our Annual Meeting to provide a healthy, consistent, and convenient experience to all stockholders regardless of location. You may attend the Annual Meeting virtually via the Internet at www.virtualshareholdermeeting.com/TIVC2022, where you will be able to vote electronically and submit questions. You may also attend the Annual Meeting and submit your vote by proxy and may submit questions ahead of the Annual Meeting through the designated website. For further information, please see the Questions and Answers about these Proxy Materials and Voting beginning on page 3 of this Proxy Statement.
We have elected to provide access to our proxy materials primarily electronically via the Internet, pursuant to the “Notice and Access” method regulations promulgated by the Securities and Exchange Commission (the “SEC”). We believe this method expedites our stockholders’ safe receipt of proxy materials while the COVID-19 pandemic remains a concern, conserves natural resources and significantly reduces the costs of the Annual Meeting. On or about May 2, 2022, we are mailing a one-page Notice of Internet Availability of Proxy Materials (the “Notice”) to each of our stockholders entitled to notice of and to vote at the Annual Meeting, which Notice contains instructions for accessing the attached Proxy Statement and our Annual Report on Form 10-K for our fiscal year ended December 31, 2021 (the “Annual Report”) via the Internet, as well as voting instructions. The Notice also includes instructions on how you can receive a paper copy of your proxy materials.
This Proxy Statement and the Annual Report will also be accessible online on or about May 2, 2022 at: https://tivichealth.com/investor/#SEC.
Only stockholders of record at the close of business on April 18, 2022 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting. At the close of business on the Record Date, there were 9,621,484 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), issued and outstanding, which were held by approximately 93 stockholders of record as of such date. Shares cannot be voted at the Annual Meeting unless the holder thereof is present or represented by proxy. The presence at the Annual Meeting, virtually or by proxy, of the holders of a majority in voting power of the issued and outstanding shares of Company Common Stock as of the close of business on the Record Date will constitute a quorum for the transaction of business at the Annual Meeting and any adjournment or postponement thereof.
Our Board has selected each of Jennifer Ernst and Veronica Cai to serve as the holders of proxies for the Annual Meeting. The shares of Common Stock represented by each executed and returned proxy will be voted by Ms. Ernst or Ms. Cai, as applicable, in accordance with the directions indicated on the proxy. If you sign your proxy card without giving specific instructions, Ms. Ernst or Ms. Cai, as applicable, will vote your shares “FOR” each of the proposals being made at the Annual Meeting. The proxy also confers discretionary authority to vote the shares authorized to be voted thereby on any other matter that may be properly presented for action at the Annual Meeting; we currently know of no other business to be presented.
Any proxy given may be revoked by the person giving it at any time before it is voted at the Annual Meeting. If you have not voted through your broker or other third-party intermediary, there are three ways for you to revoke your proxy and change your vote. First, you may send a written notice to the Company’s Secretary stating that you would like to revoke your proxy. Second, you may complete and submit a new proxy card, but it must bear a later date than the original proxy. Third, you may vote virtually at the Annual Meeting. However, your attendance at the Annual Meeting will not, by itself, revoke your proxy. If you have instructed a broker or other third-party intermediary to vote your shares, you must follow the directions you receive from them to change your vote. Your last submitted proxy will be the proxy that is counted. Please note that dissenters’ rights are not available with respect to any of the proposals to be voted on at the Annual Meeting.
We will provide copies of this Proxy Statement, our Annual Report, and accompanying materials to brokerage firms, fiduciaries, and custodians for forwarding to beneficial owners and will reimburse these persons for their costs of forwarding these materials. Our directors, officers, and employees may solicit proxies by telephone, facsimile, or personal solicitation. We will not pay additional compensation for any of these services.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Q.	When is the Annual Meeting?
A.	Tuesday, June 14, 2022, at 10:00 a.m., Pacific Daylight Time.
Q.	Where will the Meeting be held?
A.
Given the circumstances arising from the ongoing COVID-19 pandemic, we have adopted a completely virtual format for our Annual Meeting to provide a healthy, consistent, and convenient experience to all stockholders regardless of location. You may attend, vote, and submit questions during the Annual Meeting via the Internet at www.virtualshareholdermeeting.com/TIVC2022.

Q.	Will there be a Q&A session during the Annual Meeting?
A.
As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer questions submitted online during or prior to the Annual Meeting that are pertinent to the Company and the Annual Meeting matters, as time permits. Only stockholders that have accessed the Annual Meeting as a stockholder will be permitted to submit questions during the Annual Meeting. If you have questions, you may type them into the dialog box provided at any point during the Annual Meeting (until the floor is closed to questions). Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:

•	irrelevant to the business of the Company or to the business of the Annual Meeting;
•	related to material non-public information of the Company, including the status or results of our business since our last earnings release;
•	related to personal grievances;
•	derogatory references to individuals or that are otherwise in bad taste;
•	substantially repetitious of questions already made by another stockholder;
•	in furtherance of the stockholder’s personal or business interests; or
•	out of order or not otherwise suitable for the conduct of the Annual Meeting, as determined by the Chair or Secretary in their reasonable judgment.
Q.	Why am I receiving these Proxy Materials?
A.
As permitted by rules adopted by the SEC, we are making this Proxy Statement and our Annual Report available to our stockholders electronically via the Internet. The Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this Proxy Statement and our Annual Report and vote via the Internet, by phone, or by mail is first being mailed to all stockholders of record entitled to vote at the Annual Meeting on or about May 2, 2022. If you received a Notice by mail, you will not receive a printed copy of the proxy materials, including our Annual Report, unless specifically requested. If you received a Notice by mail and would like to receive a printed copy of the proxy materials, including our Annual Report, you should follow the instructions for requesting such materials included in the Notice you received. We are sending you the Notice because our Board is soliciting your proxy to vote at the Annual Meeting. You are invited to virtually attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may follow the instructions on the Notice to vote by Internet, phone or mail.

Q.	Who is entitled to vote at the Annual Meeting?
A.
Only stockholders who owned shares of our Common Stock at the close of business on the Record Date are entitled to notice of the Annual Meeting and to vote at the Annual Meeting, and at any postponements or adjournments thereof. At the close of business on the Record Date, there were 9,621,484 shares of our Common Stock issued and outstanding which were held by approximately 93 stockholders of record as of such date. For each share of Common Stock held as of the Record Date, the holder is entitled to one vote on each proposal to be voted on.

Q.	How many shares must be present to conduct business?
A.
The presence at the Annual Meeting, virtually or by proxy, of the holders of a majority in voting power of the issued and outstanding shares of Company Common Stock as of the close of business on the Record Date will constitute a quorum for the transaction of business at the Annual Meeting and any adjournment or postponement thereof. A quorum is required to conduct business at the Annual Meeting and any adjournment or postponement thereof.

Q.	What will be voted on at the Annual Meeting?
A.	The following chart sets forth the proposals scheduled for a vote at the Annual Meeting and the vote required for such proposals to be approved.
Proposal	Votes Required	Voting Options	Board Recommendation
Proposal 1: To elect one Class I director to hold office until our 2025 annual meeting of stockholders, or until her successor is duly elected and qualified, subject to prior death, resignation or removal.

The plurality of the votes cast. This means that the nominee receiving the highest number of affirmative (“FOR”) votes (among votes properly cast virtually or by proxy) will be elected as a Class I director.

Only votes “FOR” will affect the outcome. Withheld votes or broker non-votes will not affect the outcome of the vote on this proposal.
		“FOR” or “WITHHOLD”	“FOR” the nominated Class I Director

Proposal 2: To ratify selection of Rosenberg Rich Baker Berman, P.A. as our independent registered public accounting firm for the fiscal year ending December 31, 2022.
The affirmative (“FOR”) vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter.

Abstentions, if any, will be treated as shares that are present and entitled to vote on this proposal, and will therefore be treated as a vote “AGAINST” this proposal. Broker non-votes, if any, will not affect the outcome of the vote on this proposal. However, because we believe that this proposal will be treated as a routine matter, we do not expect to receive any broker non-votes with respect to this proposal.
		“FOR” or “AGAINST” or “ABSTAIN”	“FOR”
Q.	What shares can I vote at the Annual Meeting?
A.
You may vote all of the shares of Common Stock owned by you as of the Record Date, including (i) shares held directly in your name as the stockholder of record, and (ii) shares held for you as the beneficial owner through a broker, trustee, or other nominee such as a bank.

Q.	What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A.
Some of our stockholders hold shares of our Common Stock in their own name rather than through a broker or other nominee. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholders of Record. If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, you are considered to be, with respect to those shares, the stockholder of record, and the Notice was sent directly to you. As the stockholder of record, you have the right to vote virtually at the Annual Meeting and to vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by Internet, by phone or by mail to ensure your vote is counted. You may still attend the Annual Meeting and vote virtually if you have already voted by proxy.
Beneficial Owner. If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials, together with a voting instruction card, are being forwarded to you from that organization. As the beneficial owner, you have the right to direct your broker, trustee, or nominee how to vote on your behalf and are also invited to attend the Annual Meeting. Please note that since a beneficial owner is not the stockholder of record, you may not vote these shares virtually at the Annual Meeting unless you obtain a “legal proxy” from the broker, trustee, or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting. If this applies to you, your broker, trustee, or nominee will have enclosed or provided voting instructions for you to use in directing the broker, trustee, or nominee how to vote your shares.
Q.	How can I vote my shares without attending the Annual Meeting?
A.
Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you may vote by proxy by Internet, by phone or by mail by following the instructions provided on the Notice. Record holders have the option of voting by telephone at 1 (800) 690-6903 or by Internet at www.proxyvote.com. Record holders who received a copy of our proxy materials in the mail can vote by filling out the accompanying proxy card, signing it, and returning it in the postage paid return envelope. Voting instructions are provided on the proxy card. If you hold shares in street name, you must vote by giving instructions to your bank, broker, or other nominee. You should follow the voting instructions on the form that you receive from your bank, broker, or other nominee.

To obtain a paper copy of our proxy materials in the mail, you must request one by following the instructions available on the Notice and then simply complete, sign, and date the proxy card and return it promptly in the envelope provided. If you submit your vote via phone or the Internet or you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct. Stockholders who hold shares beneficially in street name may cause their shares to be voted by proxy in accordance with the instructions provided by their broker, trustee, or nominee, by using the proxy card provided by the broker, trustee, or nominee and mailing them in the envelope provided by such person.
Q.	How can I vote my shares at the Annual Meeting?
A.
Stockholders who attend the Annual Meeting virtually should follow the instructions at www.virtualshareholdermeeting.com/TIVC2022 to vote or submit questions during the Annual Meeting. Voting online during the Annual Meeting will replace any previous votes, and the online polls will close at approximately 10:00 a.m. Pacific Daylight Time on June 14, 2022.

Q.	How do I attend the virtual Annual Meeting?
A.
You may attend the Annual Meeting virtually, including to vote and/or submit questions during the Annual Meeting, by logging in at www.virtualshareholdermeeting.com/TIVC2022. The Annual Meeting will begin at approximately 10:00 a.m. Pacific Daylight Time, with log-in beginning at 9:45 a.m., on June 14, 2022.

Q.	How do I gain admission to the Annual Meeting?
A.
You are entitled to participate in the Annual Meeting only if you were a stockholder of record who owned shares of our Common Stock at the close of business on April 18, 2022, the Record Date. To attend online and participate in the Annual Meeting, stockholders of record will need to use the control number included on their Notice or proxy card to log into www.virtualshareholdermeeting.com/TIVC2022; beneficial owners who do not have a control number may gain access to the Annual Meeting by logging into their brokerage firm’s website and selecting the stockholder communication mailbox to link through to the Annual Meeting. Instructions should also be provided on the voting instruction card provided by their broker, bank, or other nominee.

We encourage you to access the Annual Meeting prior to start time. Please allow time for online check-in, which will begin at 9:45 a.m. Pacific Daylight Time. If you have difficulties during the check-in time or during the Meeting, please call technical support at 844-986-0822.
Stockholders will have multiple opportunities to submit questions to the Company for the Annual Meeting. Stockholders who wish to submit a question in advance may do so in the question tab of the webcast online during the Annual Meeting at www.virtualshareholdermeeting.com/TIVC2022.
Q.	How are votes counted?
A.
If you provide specific instructions with regard to an item, your shares will be voted as you instruct on such item. If you sign your proxy card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board (“FOR” the Class I director nominee, “FOR” Proposal 2, and in the discretion of the proxy holder on any other matters that properly come before the Annual Meeting).

Q.	What is a “broker non-vote”?
A.
A broker non-vote occurs when a beneficial owner of shares held in street name does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange, “non-routine” matters are generally those involving a contest or a matter that may substantially affect the rights or privileges of stockholders, such as mergers, dissolutions, or stockholder proposals. The shares that cannot be voted by brokers and other nominees on non-routine matters but are represented at the Annual Meeting will be deemed present at our Annual Meeting for purposes of determining whether the necessary quorum exists to proceed with the Annual Meeting, but will not be considered entitled to vote on the non-routine proposals.

We believe that Proposal 1 is considered a non-routine matter under applicable rules. Accordingly, brokers or other nominees cannot vote on this proposal without instructions from beneficial owners.
We believe that under applicable rules, Proposal 2 is considered a routine matter for which brokerage firms may vote shares that are held in the name of brokerage firms and which are not voted by the applicable beneficial owners. Accordingly, we do not expect to receive any broker non-votes with respect to Proposal 2.
Q.	How are abstentions counted?
A.	If you return a proxy card that indicates an abstention from voting on all matters, the shares represented will be counted for the purpose of determining the presence of a quorum.
With regard to Proposal 1, votes may be cast in favor of a director nominee or withheld. Because directors are elected by plurality, abstentions will be entirely excluded from the vote and will have no effect on its outcome.
With regard to Proposal 2, abstentions will be treated as shares that are present and entitled to vote on Proposal 2, and will therefore be treated as a vote “AGAINST” Proposal 2.
Q.	Are dissenters’ rights available with respect to any of the proposals?
A.	Dissenters’ rights are not available with respect to any of the proposals to be voted on at the Annual Meeting.
Q.	What should I do if I receive more than one Notice of Internet Availability of Proxy Materials?
A.
If you receive more than one Notice, your shares are registered in more than one name or are registered in different accounts. Please follow the instructions on each Notice to ensure that all of your shares are voted.

Q.	Can I change my mind after I return my proxy?
A.
Yes. You may change your vote at any time before your proxy is voted at the Annual Meeting. If you are a stockholder of record, you can do this by giving written notice to the Company’s Secretary, by submitting another proxy with a later date, or by attending the Annual Meeting and voting virtually. If you are a stockholder in “street” or “nominee” name, you should consult with the bank, broker, or other nominee regarding that entity’s procedures for revoking your voting instructions.
Q.	Who is soliciting my vote and who is paying the costs?
A.
Your vote is being solicited on behalf of the Board, and the Company will pay the costs associated with the solicitation of proxies, including preparation, assembly, printing, and mailing of the Notice and the proxy materials, as applicable.

Q.	How can I find out the results of the voting?
A.	We intend to announce preliminary voting results at the Annual Meeting and publish final results in a Current Report on Form 8-K within four business days following the Annual Meeting.

PROPOSAL 1
ELECTION OF DIRECTORS
Background
In accordance with the terms of our amended and restated certificate of incorporation, our Board is divided into three staggered classes of directors, and each of our directors is assigned to one of the three classes, Class I, Class II and Class III. Each class of directors is elected for a three-year term, provided that the first term for each class of directors will expire as set forth below. Currently, our directors are divided among the three classes as follows:
•	the Class I director is Karen Drexler, and her initial term will expire at the Annual Meeting;
•	the Class II director is Dean Zikria, and his initial term will expire at our 2023 annual meeting of stockholders; and
•	the Class III directors are Sheryle Bolton and Jennifer Ernst, and their initial terms will expire at our 2024 annual meeting of stockholders.
The Corporate Governance and Nominating Committee of our Board (the “Nominating Committee”) has recommended, and our Board has nominated, Karen Drexler for re-election as our Class I director at the Annual Meeting for a period of three years or until such director’s successor is elected and qualified, subject to such director’s earlier death, resignation or removal. At the Annual Meeting, one Class I director will be elected to our Board.
Information Regarding our Class I Director
The below table and narrative disclosures include information about our Class I director nominee.
Name	Age	Position
Karen Drexler	62	Class I Director
There currently are no legal proceedings, and during the past ten years there have been no legal proceedings, that are material to the evaluation of the ability or integrity of any of our directors or our Class I director nominee.
Karen Drexler has served as a director on our Board since July 16, 2019. Ms. Drexler is a serial entrepreneur with expertise in the fields of digital health, medical devices and diagnostics. From June 2016 until June 2020, she was the CEO and a board member of Sandstone Diagnostics, Inc., a private company developing instruments and consumables for point-of-care medical testing. Ms. Drexler also serves on the boards of ResMed (NYSE: RSMD), OutSet Medical (NASDAQ: OM), EBR Systems (ASX: EBR), VIDA Health, a leading company in Al-powered lung intelligence solutions and analytics, Bone Health Technologies, a company developing vibration-based solutions to avoid and treat bone loss and Huma.ai, a medical intelligence company. From 2011 to 2017, she served as chair of the board of Hygieia, Inc., a digital insulin therapy company, and remains involved as an advisor to the CEO. She also acts as a senior strategic advisor for other early-stage companies and spent 11 years on the board of the Keller Center for Innovation in Engineering Education at Princeton University. Ms. Drexler has served on numerous private company boards in the fields of diagnostics, medical devices, and digital health. She is an active mentor and advisor with Astia, a global nonprofit that supports high-potential female founders. She is a founding member of Astia Angels, a network of individual investors who fund such founders, and a lead mentor with StartX, the Stanford University incubator. She is also on the Life Science and Women’s Health Councils for Springboard, an accelerator for women-led technology-oriented companies. Through her work with Astia, Springboard, and StartX, she interacts with many promising young medtech companies. Ms. Drexler was founder, president, and CEO of Amira Medical Inc., a private company focused on minimally invasive glucose monitoring technology, from 1996 until it was sold to Roche Holding AG in 2001. Before Amira Medical, she held management roles at LifeScan and played a key role in its sale to Johnson & Johnson (NYSE: JNJ). Ms. Drexler graduated magna cum laude with a Bachelor of Science in Chemical Engineering from Princeton University and earned a Master of Business Administration with honors from the Stanford University Graduate School of Business. Ms. Drexler’s executive and board experience in the medical diagnostics and medical device industries, and particularly her experience in digital health, technology and data security, and out-of-hospital care models, led our Board to conclude she should serve as a director.
Nomination of Directors
Our Nominating Committee is charged with making recommendations to our Board regarding qualified candidates to serve as members of the Board. The Nominating Committee’s goal is to assemble a board of directors with the skills and characteristics that, taken as a whole, will assure a strong board of directors with experience and expertise in all aspects of corporate governance. Accordingly, the Nominating Committee believes that candidates for director should have certain minimum qualifications, including personal integrity, strength of character, an inquiring and independent mind, practical wisdom, and mature judgment. In evaluating director nominees, the Nominating Committee considers the following factors:
(1)	The appropriate size of the Board;
(2)	The Company’s needs with respect to the particular talents and experience of its directors;
(3)	The knowledge, skills, and experience of nominees, including experience in technology, business, finance, administration, and/or public service; and
(4)	Relevant Nasdaq, SEC, California, and Investor recommendations and requirements.
Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating Committee may also consider such other factors as it deems to be in the Company’s and its stockholders’ best interests, including diversity. Although the Company does not have a formal policy with regard to the consideration of diversity in identifying director nominees, the Nominating Committee is committed to complying with the diversity requirements recently adopted by Nasdaq and the State of California, as applicable. The Nominating Committee does, however, believe it appropriate for at least one member of the Board to meet the criteria for an “audit committee financial expert,” as defined by SEC rules, and for a majority of the members of the Board to meet the definition of an “independent director” under Nasdaq listing standards. The Nominating Committee also believes it is appropriate for our Chief Executive Officer to serve on our Board.
The Nominating Committee identifies nominees by first evaluating the current members of the relevant class of our Board that are willing to continue in service. Current members of our Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, but the Nominating Committee at all times seeks to balance the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the relevant class of our Board does not wish to continue in service at the time that their term is scheduled to expire, the Nominating Committee’s policy is to not re-nominate that member for re-election. The Nominating Committee identifies the desired skills and experience of a new nominee, and then uses its network and external resources to solicit and compile a list of eligible candidates.
We do not have a formal policy concerning stockholder recommendations of nominees for director to the Nominating Committee as, to-date, we have not received any recommendations from stockholders requesting the Nominating Committee to consider a candidate for inclusion among the Nominating Committee’s slate of nominees in our proxy statement. The absence of such a policy does not mean, however, that such recommendations will not be considered. Notwithstanding the foregoing, stockholders wishing to recommend a candidate for election must follow the process outlined in Section 2.5 of our amended and restated bylaws and comply with the rules established by the SEC, as applicable.
There are no arrangements or understanding between any of our directors, nominees for directors or officers and any other person pursuant to which any director, nominee for director, or officer was or is to be selected as a director, nominee or officer, as applicable. There currently are no legal proceedings, and during the past ten years there have been no legal proceedings, that are material to the evaluation of the ability or integrity of any of our directors or director nominees. There are no material proceedings to which any director, officer, affiliate, or owner of record or beneficial owner of more than 5% of the issued and outstanding shares of Common Stock of the Company, or any associates of any such persons, is a party adverse to the Company, and, to our knowledge, none of such persons has a material interest adverse to the Company. Other than as disclosed below, during the last five years, none of our directors held any other directorships in any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

Vote Required
If a quorum is present and voting at the Annual Meeting, the Class I director nominee receiving the highest number of votes will be elected to our Board. Votes withheld from any nominee, abstentions and broker non-votes will be counted only for purposes of determining a quorum. Broker non-votes will have no effect on this proposal, as brokers or other nominees are not entitled to vote on such proposals in the absence of voting instructions from the beneficial owner.
RECOMMENDATION OF THE BOARD OF DIRECTORS
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE FOR THE ELECTION OF THE
CLASS I DIRECTOR NOMINEE UNDER PROPOSAL ONE

PROPOSAL 2:
RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Background
Our Audit Committee has selected Rosenberg Rich Baker Berman, P.A. (“RRBB”) as our independent registered public accounting firm for the fiscal year ending December 31, 2022, and has further directed that we submit the selection of the independent registered accounting firm for ratification by our stockholders at the Annual Meeting. RRBB has audited the Company’s financial statements since 2020. Representatives of RRBB are expected to be present via phone call at the Annual Meeting. The representatives of RRBB will have an opportunity to make a statement at the Annual Meeting, if they so desire, and will be available to respond to appropriate questions.
Neither our governing documents nor any applicable laws require stockholder ratification of the selection of RRBB as our independent registered public accounting firm. However, our Audit Committee is submitting the selection of RRBB to our stockholders for ratification as a matter of good corporate practice. If our stockholders do not ratify this selection, the Board will reconsider its selection of RRBB and will either continue to retain the firm or appoint a new independent registered public accounting firm. Even if the selection is ratified, the Board may, in its sole discretion, determine to appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our and our stockholders’ best interests.
The Audit Committee reviews and must pre-approve all audit and non-audit services performed by our independent registered public accounting firm, as well as the fees charged by it for such services. In its review of non-audit service fees, the Audit Committee considers, among other things, the possible impact of the performance of such services on the accounting firm’s independence.
Independent Registered Public Accounting Firm Fee Information
The following table sets forth the aggregate fees billed by RRBB for the services indicated for each of the years ended December 31, 2020 and 2021:
	2021	2020
Audit Fees(1)	$114,085	$45,275
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$114,085	$45,275
(1)
Includes fees for (i) the audit of our annual financial statements for the fiscal years ended December 31, 2021 and 2020 included in our Annual Report on Form 10-K for the year ended December 31, 2021 and S-1 Registration Statement, as amended, filed with the SEC in connection with our initial public offering, (ii) the review of our interim period financial statements for fiscal years 2021 and 2020 included in our S-1 Registration Statement, as amended, filed with the SEC in connection with our initial public offering, and (iii) related services that are normally provided in connection with regulatory filings or engagements.

Audit Committee Pre-Approval Policies and Procedures
Our Audit Committee pre-approves all auditing services and the terms of non-audit services provided by our independent registered public accounting firm, but only to the extent that the non-audit services are not prohibited under applicable law and the committee determines that the non-audit services do not impair the independence of the independent registered public accounting firm. Under our Audit Committees pre-approval policies and procedures, the Audit Committee generally preapproves specified services in defined categories up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on a case-by-case basis for specific tasks before engagement.
Our Audit Committee has considered and determined that the provision of the non-audit services described is compatible with maintaining the independence of our registered public accounting firm.
Vote Required
The affirmative (“FOR”) vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter is required to ratify the selection of RRBB for the fiscal year ended

December 31, 2022. Abstentions, if any, will be treated as shares that are present and entitled to vote on this proposal, and will therefore be treated as a vote “AGAINST” this Proposal 2. We believe that the approval of Proposal 2 is a routine proposal on which a broker or other nominee has discretionary authority to vote; accordingly, we do not expect to receive any broker non-votes with respect to this Proposal 2. In the event that there are any broker non-votes, they will not affect the outcome of the vote on this Proposal 2.
RECOMMENDATION OF THE BOARD OF DIRECTORS
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE FOR THE RATIFICATION OF THE SELECTION OF
ROSENBERG RICH BAKER BERMAN, P.A. AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022

BOARD MATTERS AND CORPORATE GOVERNANCE
Our Board
As discussed in Proposal 1 above, the Board has nominated Ms. Karen Drexler as our Class I director to be elected to serve for a period of three years or until her successor is elected and qualified, subject to her earlier death, resignation or removal.
The below table and narrative disclosures include information about our current directors, including our Class II and Class III directors, which Class II and Class III directors are not up for election or re-election at this Annual Meeting.
Name	Age	Position
Jennifer Ernst	53	Chief Executive Officer and Class III Director
Sheryle Bolton	75	Chair of the Board, Class III Director
Karen Drexler	62	Class I Director
Dean Zikria	54	Class II Director
There currently are no legal proceedings, and during the past ten years there have been no legal proceedings that are material to the evaluation of the ability or integrity of any of our directors or director nominees.
Jennifer Ernst is a co-founder and has served as our Chief Executive Officer and as a director since September 2016, and served as our Chief Financial Officer from September 2016 to July 2021. Previously, Ms. Ernst served as the Chief Executive Officer of the U.S. subsidiary of Thin Film Electronics ASA from April 2011 to December 2015. Ms. Ernst also served as the Chief Strategy Officer of Thin Film Electronics ASA from January 2015 to December 2015, where she established and guided the strategic planning process across all business functions and four separate product lines. Ms. Ernst also worked for Xerox PARC for over 20 years, where she held multiple go-to-market roles, including as the Director of Business Development. Ms. Ernst previously served as a director of FlexTech Alliance, the U.S. national consortium for flexible and printed electronics, for three years, including one year as the Chair. Ms. Ernst earned her Master of Business Administration degree from Santa Clara University. We believe Ms. Ernst is qualified to serve on our Board because of the perspective and experience she provides as our co-founder and Chief Executive Officer, as well as her significant experience as an executive in the technology and electronics industries and her experience in product development and commercialization.
Sheryle Bolton has served as a director since July 16, 2019, and as Chair of the Board since August 18, 2021. She is an experienced serial technology entrepreneur, public company CEO, corporate executive, speaker, board member, and investor. Ms. Bolton has been a corporate executive in financial services, media, and health care and has served on the boards of private and public corporations, ranging from large groups of mutual funds to technology and finance companies, as well as non-profits, including an NGO, where she served as Chair of the Audit Committee, focused on financing small businesses in Asia and Sub-Saharan Africa and Berry College, a private college with an internationally known work-study program. Ms. Bolton worked in private equity investing as an investment banker at Merrill Lynch Capital Markets, as Director of Strategy at Home Box Office and in asset management at Rockefeller & Co. As CEO, she raised significant funding for several start-ups from angels, venture capital, and the public and institutional markets. She was CEO of Scientific Learning Corporation, a health care and educational technology company, where she led the company from pre-product to IPO with venture funding from Warburg Pincus. She was also CEO and Chair of the public company. She has served as a board member for more than forty Scudder-Kemper mutual funds. From 2015 to 2021, Ms. Bolton was an adjunct Professor of Practice at Hult International Business School, where she taught entrepreneurship and finance courses in graduate and undergraduate programs. She has also been an invited speaker on business and entrepreneurship in the US, Asia, the Pacific Rim, Latin America, and Europe. Harvard Business School recognized Ms. Bolton as one of its most influential female graduates in Silicon Valley and the San Francisco Bay Area. She was a recipient of the first Springboard All-Women’s IPO Class award, a former Chair of Watermark, the largest organization in Silicon Valley for female executives and entrepreneurs, and a recipient of the “A Woman Who Made Her Mark” award, among many other honors and recognition. Ms. Bolton started her career as a Peace Corps Volunteer in Africa. She holds a Bachelor of Arts. and a Master of Arts in Linguistics from the University of Georgia and a Master of Business Administration from Harvard Business School. We believe that Ms. Bolton is qualified to serve as a member of our Board due to her experience as an entrepreneur, as a CEO taking a company public, and as a public company CEO and director.
Karen Drexler - See biographical information set forth above under “Proposal 1 - Election of Directors.”

Dean Zikria has served as a director since July 10, 2019. Mr. Zikria brings deep industry experience in allergy and asthma as well as other chronic diseases to the Board. Most recently, commencing on June 1, 2021, he has been serving as the Chief Commercial Officer at Intuity Medical Inc., a Silicon Valley MedTech company launching a highly disruptive glucose meter in the diabetes industry. In addition, he has served as Chairman of DZ Advisors, LLC, a company founded by Mr. Zikria in 2017 that provides consulting and advisory services to the med-tech, bio-tech, digital health and pharmaceutical industries, since inception, where he also served as President from December 2017 until May 31, 2021. Mr. Zikria also sits on the boards of the following privately held companies: AsthmaTek, Inc., a startup digital health company in the asthma space, Paneau Inc., a technology company placing targeted advertising in ride shares, Brev.Dev, Inc., a technology company developing a disruptive platform to aid developers, and Mind Machine LLC, a marketing and advertising agency focused on the MedTech industry. Mr. Zikria is also on the scientific advisory board of Bailard, Inc., a multi-billion dollar independent wealth and investment management firm. From 2019 to 2021, Mr. Zikria served as the CEO of Mind Machine LLC, a marketing/advertising agency, where he was also the Founder and continues to serve as Chairman. He has previously served as CEO of Spirosure Inc., a FeNO detection company for asthma diagnostics, from 2014 to 2017. He has also previously served as head of global marketing for Johnson & Johnson’s Animas Corporation within their medical device & diagnostics division. He was head of strategy for Pfizer Pharmaceuticals U.S. Cardiovascular Unit, a division with approximately $7 billion in annual revenues. Mr. Zikria brings experience in strategic planning, scenario planning and analysis, and mergers and acquisitions, including sourcing, transactions and integration. We believe that Mr. Zikria is qualified to serve as a member of our Board due to his experience in the allergy and asthma industries, as well as his experience in strategic planning, scenario planning and analysis, and mergers and acquisitions.
Board and Stockholder Meetings and Attendance
Our Board has responsibility for establishing broad corporate policies and reviewing our overall performance rather than day-to-day operations. The primary responsibility of the Board is to oversee the management of the Company and, in doing so, serve the best interests of the Company and its stockholders. The entire Board selects, evaluates and provides for the succession of executive officers and, subject to stockholder election and the recommendations of our Nominating Committee, directors. It reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources. The Board also participates in decisions that have a potential major economic impact on the Company. Management keeps the directors informed of Company activity through regular communication, including written reports and presentations at Board and committee meetings.
During the year ended December 31, 2021, there were 11 formal Board meetings. None of our directors attended fewer than 75% of the total number of meetings of the Board and meetings of any committee of the Board on which such director served during the time each such individual director was serving as a director. We encourage, but do not require, our directors to attend our annual meetings of stockholders.
Composition of our Board
Our business and affairs are managed under the direction of our Board. The number of directors is fixed by our Board, subject to the terms of our amended and restated certificate of incorporation and amended and restated bylaws, which include a requirement that the number of directors be fixed exclusively by a resolution adopted by directors constituting a majority of the total number of authorized directors, whether or not there exist any vacancies in previously authorized directorships. The size of our Board is currently fixed at five directors, with one vacancy.
When considering whether directors and nominees have the experience, qualifications, attributes or skills, taken as a whole, to enable our Board to satisfy its oversight responsibilities effectively in light of our business and structure, our Nominating Committee and the full Board focus primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business.
Director Independence
The Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominations committees be independent, or, if a listed company has no nominations committee, that director nominees be selected or recommended for the board’s selection by independent directors constituting a majority of the board’s independent directors. The Nasdaq rules further require that audit committee members satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act and that compensation committee members satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. The Nasdaq independence definition includes a series of objective tests, including that the director is not, and has not been for at least three years, one of our employees, and that neither the director nor any of his or her family members have engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our Board has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director
After reviewing the independence of our directors, our Board has affirmatively determined that each of Dean Zikria, Sheryle Bolton and Karen Drexler qualify as an independent director, as defined under the applicable corporate governance standards of Nasdaq. In making these determinations, our Board reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.
Board Committees
Our Board has three standing committees, the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee, to assist it with the performance of its responsibilities. All other functions of the Board are being undertaken by the full Board as a whole, or special committees. Our Board has adopted written charters for each of these committees, which can be found at the investor relations section of our corporate website. The chair of each committee develops the agenda for that committee and determines the frequency and length of committee meetings.
Audit Committee
Our Board has established an Audit Committee, which currently consists of three independent directors: Dean Zikria, Sheryle Bolton and Karen Drexler, with Sheryle Bolton serving as the Chairperson. The Board has determined that each member of the Audit Committee meets the independence requirements of Rule 10A-3 of the Exchange Act, and the applicable rules of Nasdaq, and has sufficient knowledge in financial and auditing matters to serve on the Audit Committee. The committee’s primary duties include:
•	selecting a firm to serve as the independent registered public accounting firm to audit our financial statements;
•
reviewing and discussing with management and our independent auditor our annual and quarterly financial statements and related disclosures, including disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the results of the independent auditor’s audit or review, as the case may be;

•	reviewing our financial reporting processes and internal control over financial reporting systems and the performance, generally, of our internal audit function;
•
overseeing the audit and other services of our independent registered public accounting firm and being directly responsible for the appointment, independence, qualifications, compensation and oversight of the independent registered public accounting firm, which reports directly to the Audit Committee;

•	providing an open means of communication among our independent registered public accounting firm, management, our internal auditing function and our Board;
•	reviewing any disagreements between our management and the independent registered public accounting firm regarding our financial reporting;
•	preparing the Audit Committee report for inclusion in our proxy statement for our annual stockholder meetings;
•	establishing procedures for complaints received regarding our accounting, internal accounting control and auditing matters; and
•	approving all audit and permissible non-audit services conducted by our independent registered public accounting firm.

The Board has determined that Sheryle Bolton is an “audit committee financial expert,” as that term is defined in the rules promulgated by the SEC pursuant to the Sarbanes-Oxley Act of 2012. The Board has further determined that each of the members of the Audit Committee is financially literate and that at least one member of the committee has accounting or related financial management expertise, as such terms are interpreted by the Board in its business judgment.
During the year ended December 31, 2021, our Audit Committee held one meeting.
Compensation Committee
Our Board has established a Compensation Committee, which currently consists of three independent directors (as defined under the general independence standards of Nasdaq and our Corporate Governance Guidelines): Dean Zikria, Sheryle Bolton and Karen Drexler, with Karen Drexler serving as the Chairperson. The Board has determined that each member of the Compensation Committee meets the independence requirements of Rule 10A-3 of the Exchange Act, and the applicable rules of Nasdaq. The committee’s primary duties include:
•	reviewing all overall compensation policies and practices;
•	approving corporate goals and objectives relevant to executive officer compensation and evaluate executive officer performance in light of those goals and objectives;
•	determining and approving executive officer compensation, including base salary and incentive awards;
•	reviewing and approving, or making recommendations to the Board regarding, compensation plans; and
•	administering our equity incentive plan, subject to Board approval.
Our Compensation Committee determines and approves elements of executive officer compensation, except that compensation of our Chief Executive Officer and Chief Financial Officer is subject to review and approval by the Board. It also provides recommendations to the Board with respect to non-employee director compensation. The Compensation Committee may not delegate its authority to any other person, other than to a subcommittee.
During the year ended December 31, 2021, our Compensation Committee held two meetings.
Corporate Governance and Nominating Committee
Our Board has also established a Corporate Governance and Nominating Committee, which currently consists of three independent directors: Dean Zikria, Sheryle Bolton and Karen Drexler, with Karen Drexler serving as Chairperson. The Board has determined that each member of the Compensation Committee meets the independence requirements of Rule 10A-3 of the Exchange Act, and the applicable rules of Nasdaq. The committee’s primary duties include:
•	recruiting new directors, consider director nominees recommended by stockholders and others and recommend nominees for election as directors;
•	reviewing the size and composition of our Board and committees;
•	overseeing the evaluation of the Board;
•	recommending actions to increase the Board’s effectiveness; and
•	developing, recommending and overseeing our corporate governance principles, including our Code of Business Conduct and Ethics and our Corporate Governance Guidelines.
During the year ended December 31, 2021, our Nominating Committee held one meeting.
Report of the Audit Committee of the Board of Directors
The Audit Committee oversees the Company’s financial reporting process on behalf of our Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Company’s Annual Report with management, including a discussion of any significant changes in the selection or application of accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and the effect of any new accounting pronouncements.

The Audit Committee reviewed with RRBB, which is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under the applicable requirements of the Public Company Accounting Oversight Board and the SEC. In addition, the Audit Committee has discussed with RRBB its independence from management and the Company, has received from RRBB the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding RRBB’s communications with the Audit Committee concerning independence, and has considered the compatibility of non-audit services with the auditors’ independence.
The Audit Committee met with RRBB to discuss the overall scope of its services, the results of its audit and reviews, and the overall quality of the Company’s financial reporting. RRBB, as the Company’s independent registered public accounting firm, also periodically updates the Audit Committee about new accounting developments and their potential impact on the Company’s reporting. The Audit Committee’s meetings with RRBB were held with and without management present. The Audit Committee is not employed by the Company, nor does it provide any expert assurance or professional certification regarding the Company’s financial statements. The Audit Committee relies, without independent verification, on the accuracy and integrity of the information provided, and representations made, by management and the Company’s independent registered public accounting firm.
In reliance on the reviews and discussions referred to above, the Audit Committee has recommended to the Board that the audited financial statements of the Company be included in its Annual Report on Form 10-K for the year ended December 31, 2021. The Audit Committee and the Board also have recommended, that the ratification of the appointment of RRBB as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 be submitted as a proposal at the Annual Meeting.
The Audit Committee reviews and assesses the adequacy of its charter on an annual basis. While the Audit Committee believes that the charter in its present form is adequate, it may in the future recommend to the Board amendments to the charter as it may deem necessary or appropriate.
Respectfully submitted,

The Audit Committee of the Board of Directors
Sheryle Bolton (Chairperson)
Dean Zikria
Karen Drexler

Board Diversity
Our Nominating Committee is responsible for reviewing with the Board, on an annual basis, the appropriate characteristics, skills and experience required for the Board as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the Nominating Committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, will take into account many factors, including the following:
•	Personal and professional integrity, ethics and values;
•	Experience in corporate management, such as serving as an officer or former officer of a publicly-held company;
•	Experience as a board member or executive officer of another publicly-held company;
•	Diversity of expertise and experience in substantive matters pertaining to our business relative to other Board members;
•	Diversity of background and perspective, including, but not limited to, with respect to age, gender, race, sexual orientation, place of residence and specialized experience;
•	Experience relevant to our business industry and with relevant social policy concerns; and
•	Relevant academic expertise or other proficiency in an area of our business operations.
Currently, our Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. Although we do not have a formal diversity policy in place, our Board values diversity and supports having directors of diverse gender, race, and ethnicity, along with varied skills and experiences. Information regarding the diversity of our Board members is outlined in the below table:
Tivic Board Diversity Matrix (April 18, 2022)
Total Number of Directors	4
	Female	Male	Non-Binary	Gender Not Disclosed
Part 1: Gender Identity
Directors	3	1	0	0
Part II: Demographic Background
Hispanic or Latinx	0	0	0	0
Caucasian	3	1	0	0
Did Not Disclose Demographic Background	0
Board Leadership Structure
Our Board currently consists of four directors. The positions of Chairperson of the Board and Chief Executive Officer are currently separated. Our Board does not have a policy regarding the separation of the roles of Chairperson of the Board and Chief Executive Officer, as our Board believes it is in the best interest of the Company to make that determination based on the position and direction of the Company and the membership of the Board. We believe that the current structure is appropriate at this time in that it enables Ms. Ernst to focus on her role as Chief Executive Officer of the Company, while enabling Ms. Bolton, Chairperson of the Board, to continue to provide leadership on policy at the Board level. For these reasons, our Board has concluded that our current leadership structure is appropriate at this time for the size and scope of operations of a company of our size. Our Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate to ensure the interests of the Company and our stockholders are best served.
Board’s Role in Risk Management
Risk assessment and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. Our management is responsible for day-to-day management of risk. The Board regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from Board committees and members of senior management to enable our Board to understand the Company’s risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic and reputational risk.
Our Audit Committee reviews information regarding liquidity and operations, and oversees our management of financial risk exposures and the steps our management has taken to monitor and control these exposures. The Audit Committee also monitors compliance with legal and regulatory requirements and considers and approves or disapproves any related person transactions. Periodically, the Audit Committee reviews our policies with respect to risk assessment, risk management, loss prevention and regulatory compliance. Oversight by the Audit Committee includes direct communication with our external auditors, and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures. The Compensation Committee is responsible for assessing whether any of our compensation policies or programs has the potential to encourage excessive risk-taking. The Nominating Committee reviews compliance with external and internal policies, procedures and practices consistent with the Company’s amended and restated certificate of incorporation and amended and restated bylaws.
While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports and members of our management team about such risks. Matters of significant strategic risk and enterprise-wide risk exposures are considered by our Board as a whole. The Board does not believe that its role in the oversight of our risks affects the Board’s leadership structure.
Stockholder Communications with the Board
Stockholders seeking to communicate with members of the Board should submit their written comments to Tivic Health Systems, Inc., 25821 Industrial Blvd., Suite 100, Hayward, CA 94545, Attn: Secretary. Our Secretary will forward such communications to each member of the Board; provided that, if in the opinion of our Secretary it would be inappropriate to send a particular stockholder communication to a specific director, such communication will only be sent to the remaining directors (subject to the remaining directors concurring with such opinion) or specific committees of the Board, as applicable.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. Our Code of Business Conduct and Ethics is available on the investor relations section of our corporate website. We will also provide a copy, free of charge, to any stockholder upon written request to Tivic Health Systems, Inc., 25821 Industrial Blvd., Suite 100, Hayward, CA 94545. We intend to disclose any amendments to the code, or any waivers of its requirements, on our corporate website or in a Current Report on Form 8-K.
Anti-Hedging Policy
Our Board has adopted an insider trading policy, which applies to all of our directors, officers and employees. The policy prohibits our directors, officers and employees and any entities they control from engaging in transactions in publicly traded options related to the Company’s equity securities that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities.
Family Relationships
There are no family relationships between or among our directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

DIRECTOR COMPENSATION
The following table sets forth information regarding the compensation awarded to, earned by, or paid to our non-employee directors who served on our Board for the year ended December 31, 2021.
Name	Fees earned or paid in cash ($)(1)	Stock awards ($)	Option awards ($)(2)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Sheryle Bolton	8,750	—	37,800	—	—	—	46,500
Karen Drexler	6,944	—	37,800	—	—	—	44,744
Dean Zikria	4,861	—	37,800	—	—	—	42,661
(1)	These amounts reflect the cash payments that we made as compensation for Board services during fiscal 2021.
(2)
These amounts represent the grant date fair value of stock options granted in fiscal 2021 computed in accordance with FASB ASC Topic 718. We do not include any impact of estimated forfeitures related to service-based vesting terms in these calculations.

On December 16, 2021, our Board, upon recommendation of the Compensation Committee, approved an annual compensation plan for our Board (the “Board Compensation Plan”). In accordance with the Board Compensation Plan, directors of the Company will be entitled to receive the following annual compensation, which amounts will be paid in equal quarterly installments in accordance with our policies:
•	Annual Retainer for all Directors: $35,000
•	Chairperson of the Board: $15,000
•	Chairperson of the Audit Committee: $13,000
•	Chairperson of the Compensation Committee: $9,000
•	Chairperson of the Nominating and Governance Committee: $6,000
Prior to approval of the above Board Compensation Plan, we did not have a compensation plan in place for our Board.

EXECUTIVE COMPENSATION AND OTHER INFORMATION
Executive Officers
The following table sets forth the names, ages, and positions of our executive officers as of April 18, 2022. There are no arrangements, agreements or understandings between non-management security holders and management under which non-management security holders may directly or indirectly participate in or influence the management of our affairs. There are no arrangements or understandings between any director or executive officer and any other person pursuant to which any director or executive officer was or is to be selected as a director or executive officer, as applicable.
Name	Age	Position
Jennifer Ernst	53	Chief Executive Officer and Director
Veronica Cai	46	Chief Financial Officer and Secretary
Blake Gurfein, PhD	38	Chief Scientific Officer
Ryan Sabia	36	Chief Operating Officer
Jennifer Ernst - See biographical information set forth above under “Board Matters and Corporate Governance – Our Board.”
Veronica Cai joined the Company on April 1, 2022 with two and a half decades of finance and accounting experience, specializing in scaling finance organizations in early development stage to post commercial, large international corporations and IPOs. She has held various senior financial executive roles in both publicly listed companies and private-equity backed technologies and healthcare businesses, assisting with the navigation through transitions between the different phases of business and fund raisings efforts of such businesses. Prior to joining the Company, Ms. Cai served as the Vice President of Accounting & Finance at RefleXion Medical, Inc., a private medical device company located in California, from April 2020 to February 2022. Prior to that, from February 2019 to April 2020, Ms. Cai served as the Principal Accounting Officer and Corporate Controller for Catalyst Biosciences, Inc. (NASDAQ:CBIO), biopharmaceutical company focused on developing protease therapeutics, where she oversaw all accounting functions and assisted their corporate management team with the preparation and filing of all of the Company’s Securities and Exchange Commission regulatory filings. From April 2016 to December 2018, Ms. Cai served as a director and the Assistant Controller of Zogenix, Inc. (previously, NASDAQ:ZGNX), a pharmaceutical company focused on developing and commercializing therapies for certain rare diseases. Additionally, from October 1998 to April 2016, Ms. Cai served in a number of financial and accounting roles advancing her accounting and auditing skills serving on behalf of public and privately-held companies throughout California. Ms. Cai also was an Inspections Specialist at the Public Company Accounting Board (PCAOB) from September 2012 to February 2015. She received Bachelors of Science Degrees in Business Administration and Accounting and Finance from San Francisco State University.
Blake Gurfein, PhD serves as our Chief Scientific Officer, a role that he has held since March 2019, prior to which he served as our Vice President of Research commencing in January 2018. Dr. Gurfein leads our clinical and scientific research. In addition to his full-time role with the Company, he has also served as an Adjunct Assistant Professor of Medicine at the University of California San Francisco since 2012. Dr. Gurfein is an expert in neuromodulation device development and has served as a research executive and consultant for several medical device and pharma companies, including as Chief Scientific Officer of Rio Grande Neurosciences from 2014 to 2017 and as a Medical Writer for EMD Serono/Pfizer in 2012. Dr. Gurfein’s prior research in neuroscience and immunology was funded by the National Institutes of Health and philanthropic donors, yielding high-impact journal publications. Dr. Gurfein has a Ph.D. in Neuroscience from the Icahn School of Medicine at Mount Sinai and an Sc.B. in Neuroscience from Brown University.
Ryan Sabia serves as our Chief Operating Officer, a position that he has held since December 2021, and prior to that served as our Vice President of Sales and Operations from March 2021 until his promotion in December. Mr. Sabia has 18 years of experience in global supply chain, systems infrastructure, and sales operations in industries that range from automotive, medical supply, and consumer electronics. From June 2019 to April 2021, Mr. Sabia served as Global Director of Strategic Operations for Mars, Inc. From July 2015 to December 2018, he served as General Manager of Operations for Medelita, LLC, a medical apparel design and manufacturing company. Prior to that, he worked as Senior Director of Operations for Pinpoint Resources Group, a software technology consulting and staffing company, from January 2013 to July 2015, and as a Hedge Fund Financial Reporting Analyst for J.P. Morgan from

August 2012 to January 2013. Mr. Sabia is seasoned in environments that range from Fortune 500 companies (J.P. Morgan, BestBuy, and Toyota) to bootstrap startups, while specializing in scaling for global omnichannel logistics and e-commerce marketplaces. As a result of his finance and accounting background, Mr. Sabia drives a data-focused approach while leveraging modern technologies for business analytics and resource planning. Mr. Sabia graduated from Suffolk University Sawyer Business School with a Bachelor of Science in Finance.
Overview
This section discusses the material components of the executive compensation program for our executive officers who are named in the “Summary Compensation Table,” below. For the fiscal year ending December 31, 2021, our “named executive officers” and their positions were as follows:
•	Jennifer Ernst, our Chief Executive Officer;
•	Briana Benz, our former Chief Financial Officer; and
•	Blake Gurfein, our Chief Scientific Officer.
This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt in the future may differ materially from the currently planned programs summarized in this discussion.
Summary Compensation Table
The following table sets forth, for the fiscal years ended December 31, 2021 and December 31, 2020, the dollar value of all cash and noncash compensation earned by our named executive officers, as set forth above.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(1)	Totals ($)
Jennifer Ernst, CEO and Director	2021	218,487	—	—	—	—	—	30,965	249,452
	2020	181,125	—	—	—	—	—	16,317	197,442
Briana Benz, CFO(2)	2021	104,166	100,000	172,416(3)	—	—	—	17,982	376,582
	2020	—	—	—	—	—	—	—	—
Blake Gurfein, PhD Chief Scientific Officer	2021	227,589	—	—	183,975	—	—	31,356	442,920
	2020	226,250	—	—	—	—	—	16,276	242,526
(1)	Includes the cost of health insurance coverage and benefits paid for by us for each named executive officer that is not reimbursed.
(2)
Ms. Benz was appointed as our Chief Financial Officer in July 2021, and subsequently resigned from her role as Chief Financial Officer on April 1, 2022. Veronica Cai was appointed as our new Chief Financial Officer on April 1, 2022.

(3)
Represents 112,500 shares of Common Stock issued to Ms. Benz pursuant to a restricted stock purchase agreement, which shares were subject to certain vesting criteria. Upon Ms. Benz’s resignation, the Company repurchased 93,750 of such shares, all of which were unvested at the time of repurchase.

Narrative to the summary compensation table
Employment Agreements/Arrangements
As of the year ended December 31, 2021, we had executive offer letters in place with Jennifer Ernst, our Chief Executive Officer, and Briana Benz, our former Chief Financial Officer. Subsequent to the year ended December 31, 2021, on April 1, 2022, we entered into executive offer letters with Ryan Sabia, our Chief Operating Officer, and Veronica Cai, our new Chief Financial Officer. A summary of the terms of Ms. Ernst’s, Ms. Benz’s, Mr. Sabia’s and Ms. Cai’s executive offer letters is set forth below.
In addition, Blake Gurfein is currently subject to a standard, at-will offer letter.
Currently, the annual compensation of each of the executive officers is determined by the Board. The named executive officers are also entitled to participate in the Company’s benefit plans, which such benefits are generally available to all full-time employees.

Executive Offer Letter with Jennifer Ernst
On July 31, 2021, we entered into an executive offer letter with Jennifer Ernst. Pursuant to her executive offer letter, effective July 31, 2021, Ms. Ernst is entitled to a base salary of $275,000 and, commencing with the 2022 calendar year (payable in the first quarter of 2023), will be eligible to receive, at the sole discretion of the Board, an annual end-of-year incentive bonus in amount up to 40% of her base salary. The annual end-of-year incentive bonus, if earned, will be determined by the Board, in its sole discretion, and will be dependent upon the achievement of certain Company milestones and profitability, and such other milestones as the Board deems appropriate.
Ms. Ernst’s employment is “at will,” meaning that either she or the Company are entitled to terminate Ms. Ernst’s employment at any time and for any reason, with or without cause. In the event that her employment with the Company is terminated for any reason before December 31 of any given year, she will not be entitled to receive an annual end-of-year bonus. In the event that (i) Ms. Ernst elects to terminate her employment with the Company other than for good reason, (ii) the Company terminates her employment for cause, or (iii) her employment is terminated as a result of her death of complete disability, then Ms. Ernst will not be entitled to receive any separation benefits. In the event that Ms. Ernst terminates her employment for good reason or the Company terminates her employment without cause, Ms. Ernst shall be entitled to receive 1/12 of her base salary for a period of six months after termination.
Executive Offer Letter with Briana Benz
On July 29, 2021, we entered into an executive offer letter with Briana Benz. Pursuant to her executive offer letter, effective July 16, 2021, Ms. Benz was entitled to a base salary of $250,000 and was to be eligible to receive, at the sole discretion of the Board, an annual end-of-year incentive bonus in amount up to 25% of her base salary. The annual end-of-year incentive bonus, if earned, was to be determined by the Board, in its sole discretion, and was to be dependent upon the achievement of certain Company milestones and profitability, and such other milestones as the Board deems appropriate. In connection with Ms. Benz’s appointment as our Chief Financial Officer, Ms. Benz was issued 112,500 restricted shares of our Common Stock pursuant to a restricted stock purchase agreement. All shares that were issued are initially subject to a repurchase option in favor of the Company, which repurchase option lapsed at a rate of 1/48th per month, commencing September 1, 2021, subject to Ms. Benz’s continued employment with the Company. In addition, the Company’s repurchase option would have lapsed as to all of the shares in the event of a termination of service without cause in connection with or within 12 months following a Change of Control (as defined in the 2021 Plan). In addition to the foregoing compensation, Ms. Benz received a $100,000 cash bonus promptly after of our initial public offering.
Ms. Benz’s employment was “at will,” meaning that either she or the Company were entitled to terminate Ms. Benz’s employment at any time and for any reason, with or without cause. In the event that her employment with the Company were to be terminated for any reason before December 31 of any given year, she would not have been entitled to receive an annual end-of-year bonus. In the event that (i) Ms. Benz were to elect to terminate her employment with the Company other than for good reason, (ii) the Company were to terminate her employment for cause, or (iii) her employment were to be terminated as a result of her death of complete disability, then Ms. Benz would not have been entitled to receive any separation benefits. In the event that Ms. Benz were to terminate her employment for good reason or the Company were to terminate her employment without cause, Ms. Benz would have been entitled to receive the following severance payments: (i) in the event that she had been employed by the Company for a period between three months and twelve months, then she would have been entitled to receive 1/12 of her base salary for a period of three months after termination, and (ii) in the event that she had been employed by the Company for more than twelve months, then she would have been entitled to receive 1/12 of her base salary for a period of six months after termination; provided, however, that if Ms. Benz were to terminate her employment for good reason or the Company were to terminate her employment without cause after the closing of the Company’s initial public offering, then she will be entitled to receive 1/12 of her base salary for a period of six months after termination regardless of the amount of time she has been employed by the Company.
On April 1, 2022, Ms. Benz resigned from her role as Chief Financial Officer to pursue other opportunities. As a result of her resignation, her executive offer letter terminated effective April 1, 2022 (the “Separation Date”). In accordance with her agreement, she was paid all accrued and unpaid wages, as well as all accrued but unused vacation hours, through the Separation Date.

Executive Offer Letter with Ryan Sabia
On April 1, 2022, we entered into an executive offer letter with Ryan Sabia, our Chief Operating Officer. Pursuant to his executive offer letter, Mr. Sabia is entitled to receive a base salary of $250,000 per annum (subject to review and adjustment in accordance with the Company’s normal performance review practices), and he will be eligible to receive, at the sole discretion of the Board, an annual end-of-year incentive bonus in an amount up to 25% of his base salary. The annual end-of-year incentive bonus, if earned, will be determined by the Board, in its sole discretion, and will be dependent upon the achievement of certain Company milestones and profitability, and such other milestones as the Board deems appropriate.
Mr. Sabia’s employment is “at will,” meaning that either he or the Company are entitled to terminate Mr. Sabia’s employment at any time and for any reason, with or without cause. In the event that his employment with the Company is terminated for any reason before December 31 of any given year, he will not be entitled to receive an annual end-of-year bonus. In the event that (i) Mr. Sabia elects to terminate his employment with the Company other than for good reason, (ii) the Company terminates his employment for cause, or (iii) his employment is terminated as a result of his death of complete disability, then Mr. Sabia will not be entitled to receive any separation benefits. In the event that Mr. Sabia terminates his employment for good reason or the Company terminates his employment without cause, then Mr. Sabia shall be entitled to receive 1/12 of his base salary for a period of six months after termination and the Company shall pay his COBRA coverage for a period of six months after termination.
Executive Offer Letter with Veronica Cai
On April, 1, 2022, in connection with her appointment as Chief Financial Officer, we entered into an executive offer letter with Veronica Cai. Pursuant to her executive offer letter, Ms. Cai is entitled to receive a base salary of $325,000 per annum (subject to review and adjustment in accordance with the Company’s normal performance review practices), and she will be eligible to receive, at the sole discretion of Board, an annual end-of-year incentive bonus in an amount up to 25% of her base salary. Additionally, in connection with her appointment as Chief Financial Officer, on April 1, 2022, we granted Ms. Cai stock options to purchase 117,880 shares of Company Common Stock under our 2021 Equity Incentive Plan, which options (i) have an exercise price of $1.61 per share, (ii) will expire 10 years from the date of grant, and (iii) shall vest as follows: (a) 25% on April 1, 2023, and (b) the balance will vest in 36 equal monthly installments thereafter, subject to limited exceptions.
Ms. Cai’s employment is “at will,” meaning that either she or the Company are entitled to terminate Ms. Cai’s employment at any time and for any reason, with or without cause. In the event that her employment with the Company is terminated for any reason before December 31 of any given year, she will not be entitled to receive an annual end-of-year bonus. In the event that (i) Ms. Cai elects to terminate her employment with the Company other than for good reason, (ii) the Company terminates her employment for cause, or (iii) her employment is terminated as a result of her death of complete disability, then Ms. Cai will not be entitled to receive any separation benefits. In the event that Ms. Cai terminates her employment for good reason or the Company terminates her employment without cause, then Ms. Cai shall be entitled to receive 1/12 of her base salary for a period of six months after termination and the Company shall pay her COBRA coverage for a period of six months after termination.

Outstanding Equity Awards at Fiscal Year-End 2021
The following table provides information regarding the outstanding equity awards held by our named executive officers as of December 31, 2021. See “Equity Incentive Plan Information,” below, for additional information regarding our equity incentive plans.
	Outstanding Equity Awards at Fiscal Year-End
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Jennifer Ernst	47,083	10,417(1)	—	0.132	4/1/2028	—	—	—	—
Briana Benz	—	—	—	—	—	103,125(2)	400,125	—	—
Blake Gurfein	—	82,500(3)	—	4.59	12/14/2031	—	—	—	—
	6,250	1,563(4)	—	0.12	4/3/2028	—	—	—	—
	4,167	1,042(4)	—	0.12	6/27/2028	—	—	—	—
(1)	The options vest as follows: (i) 25% on April 1, 2019, and (ii) the remaining 75% in equal monthly installments over the next 36 months.
(2)	Upon Ms. Benz’s resignation, the Company repurchased 93,750 of such shares, which represented all of her unvested shares on April 1, 2022 (her resignation date).
(3)	The options vest as follows: (i) 25% on December 14, 2022, and (ii) the remaining 75% in equal monthly installments over the next 36 months.
(4)	The options vest as follows: (i) 25% on January 1, 2019, and (ii) the remaining 75% in equal monthly installments over the next 36 months.
Equity Incentive Plan Information
The following table provides information as of December 31, 2021, regarding our equity compensation plans:
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	879,899	$1.80	707,250
Equity compensation plans not approved by security holders	—	—	—
Total	879,899	$1.80	707,250
2017 Equity Incentive Plan
The Board adopted the 2017 Plan on April 13, 2017. The principal purpose of the 2017 Plan is to attract, retain and motivate selected employees, consultants and directors through the granting of stock-based compensation awards and cash-based performance bonus awards. The material terms of the 2017 Plan are summarized below. In August 2021, the Board adopted and our stockholders approved the 2021 Plan, which became effective upon the completion of our initial public offering. Upon the effectiveness of the 2021 Plan, it replaced the 2017 Plan, except with respect to awards outstanding under the 2017 Plan, and no further awards are available for grant under the 2017 Plan.
Share reserve. Under the 2017 Plan, 981,269 shares of our common stock were reserved for issuance pursuant to a variety of stock-based compensation awards, including stock options, restricted stock awards, and other stock-based awards. With respect to the share reserve under the 2017 Plan:

•
to the extent that an award terminated, expired or lapsed for any reason or an award was settled in cash without the delivery of shares prior to the effectiveness of the 2021 Plan, any shares subject to the award at such time would have been available for future grants under the 2017 Plan; and

•
prior to the effectiveness of the 2021 Plan, to the extent that shares of our common stock were repurchased by us prior to vesting so that shares were returned to us, such shares would have been available for future grants under the 2017 Plan.

As noted above, upon the effectiveness of the 2021 Plan, it replaced the 2017 Plan, except with respect to awards outstanding under the 2017 Plan, and no further awards are available for grant under the 2017 Plan.
Administration. Following completion of our initial public offering, the Compensation Committee of the Board began administering the 2017 Plan. Prior to that, the 2017 Plan was administered by the Board.
Subject to the terms and conditions of the 2017 Plan, the administrator has the authority to select the persons to whom awards are to be made, to determine the number of shares to be subject to awards and the terms and conditions of awards, and to make all other determinations and to take all other actions necessary or advisable for the administration of the 2017 Plan. The administrator is also authorized to adopt, amend or rescind rules relating to administration of the 2017 Plan. The Board may at any time remove the Compensation Committee as the administrator and revest in itself the authority to administer the 2017 Plan.
Eligibility. Options, restricted stock and all other stock-based and cash-based awards under the 2017 Plan may be granted to individuals who are then our officers, employees or consultants or are the officers, employees or consultants of certain of our subsidiaries. Such awards also may be granted to our directors. Only employees of our company may be granted incentive stock options (“ISOs”).
Awards. The 2017 Plan provides that the administrator may grant or issue stock options, restricted stock, other stock- or cash-based awards and dividend equivalents, or any combination thereof; provided, however, that as noted above, no additional awards may be issued under the 2017 Plan. Each award will be set forth in a separate agreement with the person receiving the award, which will indicate the type, terms and conditions of the award.
•
Incentive stock options. ISOs will be designed in a manner intended to comply with the provisions of Section 422 of the Code and will be subject to specified restrictions contained in the Code. Among such restrictions, ISOs must have an exercise price of not less than the fair market value of a share of common stock on the date of grant, may only be granted to employees, and must not be exercisable after a period of ten years measured from the date of grant. In the case of an ISO granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of our capital stock, the 2017 Plan provides that the exercise price must be at least 110% of the fair market value of a share of common stock on the date of grant and the ISO must not be exercisable after a period of five years measured from the date of grant.

•
Nonstatutory stock options. Nonstatutory Stock Options, or NSOs, will provide for the right to purchase shares of our common stock at a specified price which may not be less than fair market value on the date of grant, and usually will become exercisable (at the discretion of the administrator) in one or more installments after the grant date, subject to the participant’s continued employment or service with us and/ or subject to the satisfaction of corporate performance targets and individual performance targets established by the administrator. NSOs may be granted for any term specified by the administrator that does not exceed ten years.

•
Restricted stock. Restricted stock may be granted to any eligible individual and made subject to such restrictions as may be determined by the administrator. Restricted stock, typically, may be forfeited for No consideration or repurchased by us at the original purchase price if the conditions or restrictions on vesting are not met. In general, restricted stock may not be sold or otherwise transferred until restrictions are removed or expire. Purchasers of restricted stock, unlike recipients of options, will have voting rights and will have the right to receive dividends, if any, prior to the time when the restrictions lapse, however, extraordinary dividends will generally be placed in escrow, and will not be released until restrictions are removed or expire.

•
Other stock-based awards. Other stock-based awards are awards of fully vested shares of our common stock and other awards valued wholly or partially by referring to, or otherwise based on, shares of our common stock.

Other stock-based awards may be granted to participants and may also be available as a payment form in the settlement of other awards, as standalone payments and as payment in lieu of base salary, bonus, fees or other cash compensation otherwise payable to any individual who is eligible to receive awards. The plan administrator will determine the terms and conditions of other stock-based awards, which may include vesting conditions based on continued service, performance and/or other conditions.
Any award may be granted as a performance award, meaning that the award will be subject to vesting and/or payment based on the attainment of specified performance goals.
Change in control. In the event of a change in control, to the extent that an award (i) is vested, (ii) the terms of an award provide for acceleration of vesting upon a change in control, or (iii) the administrator elects to accelerate the vesting of the award in connection with the change in control, the plan administrator may elect to provide for the purchase or exchange of an award for cash or other property in an amount equal to the difference between (x) the value of cash or other property the optionee would receive in connection with such change in control if the optionee exercised the award, and (y) the aggregate exercise price of the vested portion of the award. If the award is not purchased or exchanged as provided above, then the award will be terminated and cease to be exercisable unless the award is expressly assumed or substituted by the acquirer.
Adjustments of awards. In the event of any stock dividend or other distribution, stock split, reverse stock split, reorganization, combination or exchange of shares, merger, consolidation, split-up, spin-off, recapitalization, repurchase or any other corporate event affecting the number of outstanding shares of our common stock or the share price of our common stock that would require adjustments to the 2017 Plan or any awards under the 2017 Plan in order to prevent the dilution or enlargement of the potential benefits intended to be made available thereunder, the administrator will make appropriate, proportionate adjustments to: (i) the aggregate number and type of shares subject to the 2017 Plan; (ii) the number and kind of shares subject to outstanding awards and terms and conditions of outstanding awards (including, without limitation, any applicable performance targets or criteria with respect to such awards); and (iii) the grant or exercise price per share of any outstanding awards under the 2017 Plan. In connection with the 1-for-4 reverse stock split of our issued and outstanding shares of common stock that was effected on August 31, 2021, the terms of certain awards granted under our 2017 Plan were equitably adjusted in accordance with the provisions thereof.
Amendment and termination. The administrator may terminate, amend or modify the 2017 Plan at any time and from time to time. However, we must generally obtain stockholder approval to amend or modify the 2017 Plan to the extent required by applicable law, rule or regulation (including any applicable stock exchange rule). Notwithstanding the foregoing, an option may be amended to reduce the per share exercise price below the per share exercise price of such option on the grant date and options may be granted in exchange for, or in connection with, the cancellation or surrender of options having a higher per share exercise price without receiving additional stockholder approval.
No ISOs may be granted pursuant to the 2017 Plan after the tenth anniversary of the effective date of the 2017 Plan. Any award that is outstanding on the termination date of the 2017 Plan will remain in force according to the terms of the 2017 Plan and the applicable award agreement.
2021 Equity Incentive Plan
In August 2021, the Board adopted and our stockholders approved the 2021 Plan, which became effective upon the completion of our initial public offering. Upon the effectiveness of the 2021 Plan, it replaced the 2017 Plan, except with respect to awards outstanding under the 2017 Plan, and no further awards may be made under the 2017 Plan. Additionally, any awards that are cancelled or expire under the 2017 Plan will not be reissued. The principal purpose of the 2021 Plan is to attract, retain and incentivize the Company’s employees and other service providers through the granting of certain stock-based awards, including performance-based awards. The material terms of the 2021 Plan, as it is currently contemplated, are summarized below.
Share reserve. Under the 2021 Plan, 937,500 shares of our Common Stock were reserved for issuance pursuant to a variety of stock-based compensation awards, including stock options, restricted stock awards, restricted stock units, stock bonus awards and performance-based awards as of the date of its adoption by the Company. With respect to the share reserve under the 2021 Plan:
•
to the extent that an award terminates, expires or lapses for any reason or an award is settled in cash without the delivery of shares, any shares subject to the award at such time will be available for future grants under the 2021 Plan; and

•	to the extent that shares of our Common Stock are repurchased by us at the original purchase price, such shares will be available for future grants under the 2021 Plan.
In addition, the 2021 Plan provides that additional shares will automatically be added to the shares authorized for issuance under the 2021 Plan on January 1 of each year. The number of shares added each year will be equal to the lesser of: (i) 5.0% of the outstanding on December 31st of the preceding calendar year or (ii) such number of shares determined by the Board, in its discretion. In accordance with this provision, on January 1, 2022, the number of shares of our Common Stock authorized for issuance under the 2021 Plan automatically increased from 937,500 shares to 1,423,261 shares (an increase equal to 5% of the number of our outstanding shares of Common Stock as of December 31, 2021).
Share Counting. For purposes of counting the number of shares available for the grant of stock awards under the 2021 Plan, all shares covered by any stock award shall be counted against shares available under the 2021 Plan on a “one for one” basis. Notwithstanding the foregoing, (i) awards that may be settled only in cash shall not be so counted, and (ii) while any performance-based award is outstanding, the maximum number of shares issuable under such award shall be counted against available shares under the 2021 Plan, and upon final settlement of such performance-based award, any shares not issued to the holder due to failure to achieve any related performance goal(s) shall again be available for grant and issuance under the 2021 Plan.
Administration. Effective upon completion of our initial public offering, the Compensation Committee of the Board is authorized to administer the 2021 Plan unless the Board subsequently assumes authority for administration. The Compensation Committee must consist of at least two members of the Board, each of whom is intended to qualify as a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act and an “independent director” within the meaning of the rules of the applicable stock exchange, or other principal securities market on which shares of our common stock are traded. The term Administrator refers to either the Board or the Compensation Committee, as applicable.
Additionally, the Board or Compensation Committee may delegate certain functions under the 2021 Plan to designate employees who are not Officers to be recipients of awards under the 2021 Plan, and to determine the number of shares subject to awards granted to such employees.
Subject to the terms and conditions of the 2021 Plan, the Administrator has the authority to construe and interpret the 2021 Plan and awards granted under it and to determine the persons to whom and the dates on which awards will be granted, the number of shares of common stock to be subject to each award, the time or times during the term of each award within which all or a portion of such award may be exercised, the exercise price, the type of consideration and other terms of the award. All decisions, determinations and interpretations by the Administrator regarding the 2021 Plan shall be final and binding on all participants or other persons claiming rights under the 2021 Plan or any award.
Awards. The 2021 Plan provides that the Administrator may grant or issue stock options, restricted stock, restricted stock units, other stock-based awards and dividend equivalents, or any combination thereof. Each award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.
Eligibility. Options, restricted stock, restricted stock units and all other stock-based awards under the 2021 Plan may be granted to individuals who are then our officers, employees, directors or consultants or are the officers, employees or consultants of certain of our subsidiaries. Only employees of our company or certain of our subsidiaries may be granted incentive stock options, or ISOs. No ISO may be granted under the 2021 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined at the time of grant, of the shares of common stock with respect to which ISOs are exercisable for the first time by a participant during any calendar year (under the 2021 Plan and all other such plans of the Company and its affiliates) may not exceed $100,000. ISOs are not transferable except by will or by the laws of descent and distribution, provided that a participant may designate a beneficiary who may exercise an option following the participant’s death.
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Stock Options. Options granted under the 2021 Plan may become exercisable in cumulative increments (“vest”) as determined by the Administrator. Such increments may be based on continued service to the Company over a certain period of time, the occurrence of certain performance milestones, or other criteria. Options granted under the 2021 Plan may be subject to different vesting terms. Except as to a maximum of five percent (5%) of the number of shares reserved and available for grant and issuance under the 2021 Plan, any options that vest on the basis of the participant’s continued service will have a minimum vesting period of one year. In addition, the Administrator may not use discretion to accelerate the vesting of options (subject to a maximum five percent (5%) of shares under the 2021 Plan that may be accelerated) other than in connection with a death, disability or a change in control (where a participant terminates employment in certain situations or equity awards are not assumed or substituted for in the transaction).
To the extent provided by the terms of an option, a participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the participant, or by such other method as may be set forth in the option agreement. The maximum term of options under the 2021 Plan is 10 years, except that in certain cases (see Eligibility) the maximum term of certain incentive stock options is five years. Options under the 2021 Plan generally terminate sixty (60) days after termination of the participant’s service unless (i) such termination is due to the participant’s disability, in which case the option may, but need not, provide that it may be exercised at any time within 6 months of such termination; (ii) the participant dies before the participant’s service has terminated, or within three months after termination of such service, in which case the option may, but need not, provide that it may be exercised within 12 months of the participant’s death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (iii) the option by its terms specifically provides otherwise. If an optionee’s service with the Company, or any affiliate of the Company, ceases with cause, the option will terminate at the time the optionee’s service ceases. In no event may an option be exercised after its expiration date.
•
Stock Bonuses and Restricted Stock Awards. Stock bonus awards and restricted stock awards are granted through a stock bonus award agreement or restricted stock award agreement. The purchase price for a stock purchase award (if any) may be payable in cash, or any other form of legal consideration approved by the Administrator. Stock bonus awards may be granted in consideration for the recipient’s past services for the Company. Common stock issued under a restricted stock or stock bonus award agreement may be subject to a share repurchase option or forfeiture right in our favor, each in accordance with a vesting schedule and subject to the minimum vesting requirement. If a recipient’s service relationship with us terminates, we may reacquire or receive via forfeiture all of the shares of our Common Stock issued to the recipient pursuant to a restricted stock or stock bonus award that have not vested as of the date of termination. Rights under a stock bonus or restricted stock bonus agreement may be transferred only as expressly authorized by the terms of the applicable stock bonus or restricted stock purchase agreement.

•
Restricted Stock Units. Restricted stock unit awards are issued pursuant to a restricted stock unit award agreement. The consideration for a stock unit award shall be determined by the Administrator and may be payable in any form acceptable to the Administrator and permitted under applicable law. The Administrator may impose any restrictions or conditions upon the vesting of restricted stock unit awards, or that delay the delivery of the consideration after the vesting of stock unit awards, that it deems appropriate consistent with the minimum vesting requirement. Restricted stock unit awards may be settled in cash or shares of the Company’s common stock, as determined by the Administrator. No dividends payments will be made on unvested restricted stock unit awards, but instead any dividends will be deferred until awards become vested. If a restricted stock unit award recipient’s service relationship with the Company terminates, any unvested portion of the restricted stock unit award is forfeited upon the recipient’s termination of service.

•
Performance-Based Award. Any award may be granted as a performance award, meaning that the award will be subject to vesting and/or payment based on the attainment of specified performance goals. Generally, such pre-established performance goals consist of one or more business criteria and a targeted performance level with respect to such criteria as a condition of awards being granted or becoming exercisable, or as a condition to accelerating the timing of such events. Performance may be measured over a period of any length specified by the Administrator.

Certain Corporate Transactions. In the event of a merger, sale of all or substantially all of the assets of the Company or other change of control transaction, unless otherwise determined by the Board, all outstanding awards will be subject to the agreement governing such merger, asset sale or other change of control transaction. Such agreement need not treat all such awards in an identical manner, and it will provide for one or more of the following with respect to each award: (i) the continuation of the award, (ii) the assumption of the award, (iii) the substitution of the award, or (iv) the payment of the excess of the fair market value of the shares subject to the award over the exercise price or purchase price of such shares. In the event the successor corporation refuses to either continue, assume or substitute the shares subject to the award pursuant to the terms of the 2021 Plan, or pay the excess of the fair market value of the shares subject to the award over the exercise price or purchase price of such shares, then outstanding awards shall vest and become exercisable as to 100% of the shares subject thereto contingent upon the consummation of such change of control transaction.
Adjustments Provisions. Transactions not involving receipt of consideration by the Company, such as a merger, consolidation, reorganization, recapitalization, reincorporation, reclassification, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, or a change in corporate structure may change the type(s), class(es) and number of shares of common stock subject to the 2021 Plan and outstanding awards. In that event, the 2021 Plan will be appropriately adjusted as to the type(s), class(es) and the maximum number of shares of Common Stock subject to the 2021 Plan, and outstanding awards will be adjusted as to the type(s), class(es), number of shares and price per share of Common Stock subject to such awards.
Amendment and termination. The administrator may terminate, amend or modify the 2021 Plan at any time and from time to time. However, we must generally obtain stockholder approval to amend or modify the 2021 Plan to the extent required by applicable law, rule or regulation (including any applicable stock exchange rule). Notwithstanding the foregoing, an option may be amended to reduce the per share exercise price below the per share exercise price of such option on the grant date and options may be granted in exchange for, or in connection with, the cancellation or surrender of options having a higher per share exercise price without receiving additional stockholder approval.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the beneficial ownership of our outstanding Common Stock and preferred stock as of April 18, 2022 by: (i) each of our directors, (ii) each of our named executive officers (as defined by Item 402(a)(3) of Regulation S-K promulgated under the Exchange Act), (iii) all of our directors and named executive officers as a group, and (iv) each person known to us to beneficially own more than 5% of each class of our outstanding Common Stock. As of April 18, 2022, there were 9,621,484 shares of our Common Stock issued and outstanding.
Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our Common Stock outstanding on that date and all shares of our Common Stock issuable to that holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by that person at that date which are exercisable within 60 days of that date. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our Common Stock owned by them, except to the extent that power may be shared with a spouse. The Company does not know of any arrangements the operation of which may at a subsequent date result in a change of control of the Company.
Beneficial owner (1)	Amount and Nature of Beneficial Ownership	Percent of Class
Directors and Named Executive Officers
Jennifer Ernst(2)	1,257,377	13.0%
Veronica Cai(3)	—	—
Briana Benz(4)	18,750	*
Blake Gurfein, PhD(5)	125,001	*
Ryan Sabia(6)	13,542	*
Dean Zikria(7)	3,906	*
Sheryle Bolton(8)	3,906	*
Karen Drexler(9)	10,156	*
All directors and executive officers as a group (8 persons)	1,432,638	14.6%

5% or Greater Shareholders
John Claude(10)	1,196,000	12.4%
Grand Magnolia Enterprises(11)	485,838	5.0%
*	Less than 1%
(1)	Unless otherwise indicated in the footnotes to the table, the address for each beneficial owner listed is c/o Tivic Health Systems, Inc., 25821 Industrial Blvd., Suite 100, Hayward, CA 94545.
(2)
Includes 1,199,877 shares of Common Stock held by Ms. Ernst, and options to purchase 57,500 of Common Stock that are vested and exercisable (or will be vested and exercisable within 60 days of April 18, 2022).

(3)
Ms. Cai was appointed as the Company’s Chief Financial Officer on April 1, 2022, although not listed as a “named executive officer” under the “Executive and Director Compensation” section of this Proxy Statement due to the fact that she was appointed after completion of the fiscal year ended December 31, 2021.

(4)	Includes 18,750 shares of Common Stock held by Ms. Benz. Ms. Benz resigned from her role as the Company’s Chief Financial Officer on April 1, 2022, and was replaced in such role by Ms. Cai.
(5)
Includes 111,979 shares of Common Stock held by Dr. Gurfein, as well as options to purchase 13,022 shares of Common Stock that are vested and exercisable (or will be vested and exercisable within 60 days of April 18, 2022).

(6)	Includes options to purchase 13,542 shares of common stock that are vested and exercisable (or will be vested and exercisable within 60 days of April 18, 2022).
(7)	Includes options to purchase 3,906 shares of Common Stock that are vested and exercisable (or will be vested and exercisable within 60 days of April 18, 2022).
(8)	Includes options to purchase 3,906 shares of Common Stock that are vested and exercisable (or will be vested and exercisable within 60 days of April 18, 2022).
(9)	Includes options to purchase 10,156 shares of Common Stock that are vested and exercisable (or will be vested and exercisable within 60 days of April 18, 2022).
(10)
Includes 1,196,000 shares of Common Stock held by Mr. Claude, based solely upon information contained in a Schedule 13G filed by Mr. Claude on February 14, 2022. Mr. Claude is a former director of the Company.

(11)
Includes 485,838 shares of Common Stock held by Grand Magnolia Enterprises (“Grand Magnolia”), based solely upon the Company’s records. The address of Grand Magnolia is 477 Cooper Road, Suite 480, Westerville, Ohio 43081.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent beneficial stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To the best of the Company’s knowledge based solely on a review of Forms 3, 4, and 5 (and any amendments thereof) received by us during or with respect to the year ended December 31, 2021 and written representations that no other reports were required, Sheryle Bolton’s Form 3 was inadvertently filed late during the year ended December 31, 2021; there were no other late Section 16 filings during the year ended December 31, 2021.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
We describe below the transactions and series of similar transactions, since January 1, 2020, to which we were a party or will be a party, in which:
•	the amounts involved exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets for the last two fiscal years; and
•
any of our directors, executive officers, holders of more than 5% of our capital stock or any member of their immediate family had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements with directors and executive officers, which are described where required under the section above entitled “Executive and Director Compensation.”

Subinoy Das is both a consultant and investor in the Company. We entered into a consulting agreement with Dr. Das on May 1, 2019 to provide us with support for research and clinical activities. On December 30, 2020, the Board granted Dr. Das 28,323 non-statutory stock options to replace amounts accrued for services provided by Mr. Das for fiscal years ended December 31, 2020 and 2019. The fair value of this grant was $13,000, which was expensed in fiscal year ended December 31, 2020. We recognized a gain on settlement of $117,000, which was included in research and development expense for the year ended December 31, 2020.
In June 2021, we issued a convertible note payable to Jennifer Ernst, our Chief Executive Officer, for total proceeds of $100,000. The note was unsecured, had a term of two years, and accrued interest at a rate of 3% per annum. The note converted into 26,986 shares of our Common Stock upon consummation of our initial public offering.
We engaged a former employee and investor in December 2021 as a consultant. There were no consulting fees paid in the year ended December 31, 2021. We owed such individual $3,000 as of December 31, 2021.
Policies and Procedures Regarding Related Party Transactions
Our Board has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction. The related person transactions disclosed in this Proxy Statement were each approved by the full Board or Audit Committee, as applicable.
Interest of Certain Persons in Matters to be Acted Upon
Other than with respect to the election of our Class I director, none of our directors, nominees for director, executive officers, any person who has served as a director or executive officer since the beginning of the last fiscal year, or their associates have any interest, direct or indirect, by security holdings or otherwise, in any of the matters to be acted upon at the Annual Meeting as described in this Proxy Statement.
STOCKHOLDER PROPOSALS
Proposals of stockholders intended to be presented at our 2023 annual meeting of stockholders must be received by us no later than January 2, 2023, which is 120 days prior to the anniversary of the mailing date of this Proxy Statement, in order to be included in our proxy statement and form of proxy relating to that meeting, unless the date of the 2023 annual meeting of stockholders is changed by more than 30 days from the anniversary of our Annual Meeting, in which case the deadline for such proposals will be a reasonable time before we begin to print and send our proxy materials. These proposals must comply with the requirements as to form and substance established by the SEC and our amended and restated bylaws for such proposals in order to be included in the proxy statement.
In addition, our amended and restated bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals and nominations not included in our proxy statement, to be brought before an annual meeting of stockholders. In general, notice meet the requirements in our amended and restated bylaws and must be received at our principal executive offices not less than 90 calendar days before nor more than 120 calendar days prior to the first anniversary of the preceding year’s annual meeting. Therefore, to be presented at our 2023 annual meeting of stockholders, such a proposal must be received by us no earlier than January 2, 2023, and no later than February 1, 2023. However, if the date of the 2023 annual meeting of stockholders is more than 30 days before or more than 60 days after such anniversary date, notice must be received no earlier than the close of business on the 120th day prior to such annual meeting and not later than the 90th day prior to such annual meeting and the close of business on the tenth calendar day following the day on which public disclosure of the date of such annual meeting was first made. If the stockholder fails to give notice by these dates, then the persons named as proxies in the proxies solicited by the Board for the 2023 annual meeting of stockholders may exercise discretionary voting power regarding any such proposal. Stockholders are advised to review our amended and restated bylaws which also specify requirements as to the form and content of a stockholder’s notice.
OTHER BUSINESS
The Board knows of no matter other than those described herein that will be presented for consideration at the Annual Meeting. However, should any other matters properly come before the Annual Meeting or any adjournments or postponements thereof, it is the intention of the person(s) named in the accompanying proxy to vote in accordance with their best judgment in the interest of the Company and its stockholders.
MISCELLANEOUS
The Company will bear all costs incurred in the solicitation of proxies. In addition to solicitation by mail, our officers and employees may solicit proxies by telephone, the Internet or personally, without additional compensation. We may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares of our Common Stock held of record by such persons, and we may reimburse such brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses incurred in connection therewith. We have not engaged a proxy solicitor.
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials and may deliver a single proxy statement and/or Notice of Internet Availability of Proxy Materials to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or the Company that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares of capital stock. We will also deliver a separate copy of this Proxy Statement to any stockholder upon written request. Similarly, stockholders who have previously received multiple copies of disclosure documents may write to the address or call the phone number listed below to request delivery of a single copy of these materials in the future. You can notify the Company by sending a written request to Tivic Health Systems, Inc., 25821 Industrial Blvd., Suite 100, Hayward, CA 94545, Attn: Secretary, by registered, certified or express mail or by calling the Company at (888) 276-688.
AVAILABILITY OF ADDITIONAL INFORMATION
We file annual, quarterly and current reports, proxy statements, and other information with the SEC. The SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.
Our Annual Report (which is not a part of our proxy soliciting materials), is being mailed with this Proxy Statement to those stockholders that received a copy of the proxy materials in the mail. For those stockholders that received the Notice in lieu of a paper copy of our proxy materials, this Proxy Statement and our Annual Report are available on our website at https://tivichealth.com/investor/. Additionally, and in accordance with SEC rules, you may access our Proxy Statement at www.proxyvote.com. A copy of our Annual Report will be provided to stockholders without charge upon written request directed to Tivic Health Systems, Inc., 25821 Industrial Blvd., Suite 100, Hayward,

CA 94545, Attn: Secretary. Our copying costs will be charged if copies of the exhibits to our Annual Report are requested. We make available on or through our website free of charge our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to such reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after filing.
By Order of the Board of Directors,

/s/ Sheryle Bolton
Sheryle Bolton
Chairperson of the Board
May 2, 2022

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 13, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/TIVC2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 13, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D84075-P69680

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TIVIC HEALTH SYSTEMS, INC.

The Board of Directors recommends you vote FOR the following Class I director nominee:

1. Election of Class I Director

Nominee:

To be elected for a three year term expiring in 2025	**For**	**Withhold**
1a. Karen Drexler	☐	☐

The Board of Directors recommends you vote FOR the following proposal:	**For**	**Against**	**Abstain**
2. Ratification of the selection of Rosenberg Rich Baker Berman, P.A. as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2022.	☐	☐	☐

NOTE: In their discretion, the proxyholders will vote on such other business as may properly come before the 2022 Annual Meeting of Stockholders or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the 2022 Annual Meeting of Stockholders:
The Company's Annual Report on Form 10-K, Notice and Proxy Statement are available at www.proxyvote.com.

D84076-P69680

TIVIC HEALTH SYSTEMS, INC.
2022 Annual Meeting of Stockholders
June 14, 2022 10:00 AM, PDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Jennifer Ernst and Veronica Cai, or either of them, as proxies, each with the power to appoint her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of TIVIC HEALTH SYSTEMS, INC. that the stockholder(s) is/are entitled to vote at the 2022 Annual Meeting of Stockholders to be held at 10:00 AM, PDT on June 14, 2022, virtually at www.virtualshareholdermeeting.com/TIVC2022, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no such direction is given, but this proxy card is signed, this proxy will be voted FOR the election of the Class I director nominee, FOR Proposal 2, and in the discretion of the proxies with respect to such other business as may properly come before the meeting.

Please vote, sign, date, and return this proxy card promptly using the enclosed envelope or vote by telephone or Internet.

Continued and to be signed on reverse side